                                                           Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of March 16, 2014, by and among Matthews International Corporation, a Pennsylvania corporation (“Parent”), and the undersigned stockholder (“Stockholder”) of Schawk, Inc., a Delaware corporation (the “Company”).

RECITALS

A.           Concurrently with the execution and delivery hereof, Parent, the Company, Moonlight Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Moonlight Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub 2”) are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company in accordance with its terms.

B.           Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of such number of shares of Class A Common Stock, par value $0.008 per share, of the Company (“Class A Common Stock”) as is indicated on the signature page of this Agreement.

C.           As a material inducement to the willingness of Parent, Merger Sub and Merger Sub 2 to enter into the Merger Agreement, Parent has required that Stockholder enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1. Certain Definitions.

(a) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.  For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Acquisition Transaction” means a transaction or transactions directly or indirectly to consummate an Acquisition Proposal.

“Alternative Transaction Consideration” means, with respect to the Shares subject to an Acquisition Transaction, the per share consideration that the Stockholder received, directly or indirectly, as a result of the consummation of such Acquisition Transaction, valuing any noncash consideration (including any residual interest in the Company or any successor of the Company whether represented by Class A Common Stock or any other securities) at its fair market value as of the date of such consummation.  The fair market value of any noncash consideration consisting of (A) securities listed on a national securities exchange shall be equal to the average of the closing price per share of such security as reported on such exchange for each of the five (5) trading days prior to the date of determination, provided that such securities are not subject by law or agreement to any transfer restrictions and such securities do not represent in the aggregate 10% or more of the outstanding securities of the same class of securities of which such securities are a part; and (B) consideration which is other than cash or securities of the type specified in subclause (A) above shall be the amount a reasonable, willing seller would pay a reasonable, willing buyer, taking into account the nature and terms of such property.  In the event of a dispute as to the fair market value of such property, such disputed amounts shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by Parent and the Stockholder, within ten (10) Business Days of the consummation of the Acquisition Transaction; provided, however, that if Parent and the Stockholder are unable to agree within two (2) Business Days after the date of such event as to the investment banking firm, then Parent, on the one hand, and the Stockholder, on the other hand, shall each select one firm, and those firms shall select a third investment banking firm, which third firm shall make a determination; provided further, that the fees and expenses of such investment banking firm(s) shall be borne by the Stockholder. The determination of the investment banking firm shall be binding upon the parties hereto.

“Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such security.

“Current Transaction Consideration” means, with respect to the Shares subject to an Acquisition Transaction, a per share amount equal to $20.

“Profit” means an amount equal to the excess, if any of (i) the Alternative Transaction Consideration over (ii) the Current Transaction Consideration.

“Shares” means (i) all shares of Class A Common Stock owned, beneficially or of record, by Stockholder as of the date hereof, and (ii) all additional shares of Class A Common Stock acquired by Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 9 below).

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation, or suffrage of a lien, security interest, or encumbrance in or upon, or the gift, grant, or placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title, or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale, or other disposition, and each agreement, arrangement, or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer and Voting Restrictions.

(a) At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as defined in Section 9 hereof), Stockholder shall not, except in connection with the Merger, Transfer or suffer a Transfer of any of the Shares, provided that the Stockholder may at any time Transfer Shares (A) (i) in the form of a gift to a charitable organization for philanthropic purposes, (ii) to any parent, spouse or descendant of Stockholder or, where Stockholder is the trustee of a trust, any parent, spouse or descendant of any grantor of the trust or any beneficiary of the trust, (iii) to any estate, trust, guardianship, custodianship or other fiduciary arrangement for the primary benefit of any one or more of the individuals named or described in (ii) above and charitable organizations, (iv) to any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more individuals or entities named or described in (ii) and (iii) above, and (v) as required under the terms of a governing trust instrument, including but not limited to, upon the death of Stockholder, the grantor of the trust, or another named individual, so long as, in each such case, the recipient of such Shares executes and delivers a joinder to this Agreement whereby such recipient becomes bound by the terms of this Agreement or (B) to the Company in such amounts as are necessary or for the withholding of Taxes with respect to the exercise of any Company Stock Options or settlement or vesting of any other equity-based awards that have been granted under Company Stock Plans.

(b) Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, Stockholder will not commit any act that could restrict or affect Stockholder’s legal power, authority, and right to vote all of the Shares then owned of record or beneficially by Stockholder or otherwise prevent or disable Stockholder from performing any of his obligations under this Agreement.  Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, Stockholder shall not, prior to the Expiration Date, enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust, or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting Stockholder’s legal power, authority, or right to vote the Shares in favor of the approval of the Proposed Transaction.

3. Agreement to Vote Shares.

(a) Prior to the Expiration Date, at every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder (in Stockholder’s capacity as such) shall appear at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, vote the Shares (i) in favor of the adoption of the Merger Agreement and the approval of the other transactions contemplated thereby (collectively, the “Proposed Transaction”), (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction, and (iii) against any other proposal or action that could reasonably be expected to impede, interfere with, delay, postpone, discourage, or adversely affect the consummation of the Proposed Transaction.  Anything herein to the contrary notwithstanding, this Section 3(a) shall not require any Stockholder to be present (in person or by proxy) or vote (or cause to be voted) any of his, her of its Shares to amend the Merger Agreement or take any action that results or could result in the amendment or modification, or a waiver of a provision therein, in any such case, in a manner that (i) decreases the absolute amount or otherwise changes the form of the Stock Merger Consideration or (ii) imposes any material restrictions on or additional conditions on the payment of the Stock Merger Consideration to stockholders.

(b) If Stockholder is the beneficial owner, but not the record holder, of the Shares, Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 3(a).

4. Grant of Irrevocable Proxy.

(a) For the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (the “Proxy Term”), Stockholder hereby irrevocably appoints Parent and each of its executive officers or other designees (the “Proxyholders”) as Stockholder’s proxy and attorney-in-fact (with full power of substitution and resubstitution), and grants to the Proxyholders full authority, for and in the name, place, and stead of Stockholder, to vote the Shares, to instruct nominees or record holders of the Shares to vote the Shares or grant a consent or approval in respect of such Shares in accordance with Section 3 hereof and, in the discretion of the Proxyholders, with respect to any proposed adjournments or postponements of any meeting of stockholders at which any of the matters described in Section 3 hereof are to be considered.

(b) Stockholder hereby revokes any proxies heretofore given by Stockholder in respect of the Shares.

(c) Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement.  Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest, is intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law during the Proxy Term.  The irrevocable proxy granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, or incapacity of Stockholder.

(d) Parent may terminate this proxy at any time by written notice to Stockholder.

5. No Solicitation.  Stockholder shall not take any action that would be prohibited by Section 5.2 of the Merger Agreement if Stockholder were a Representative of the Company other than at a time that the Company has informed Stockholder that the Company or its Representatives are permitted to take such actions under Section 5.2 of the Merger Agreement.

6. Action in Stockholder Capacity Only; Acknowledgement and Waiver Regarding Indemnification.

(a) Stockholder is entering into this Agreement solely in Stockholder’s capacity as a record holder and beneficial owner, as applicable, of Shares and not in Stockholder’s capacity as a director or officer of the Company.  Nothing in this Agreement (i) will limit or affect any actions or omissions taken by a Stockholder in such Stockholder’s capacity as a director or executive officer of the Company, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict a Stockholder from exercising such Stockholders’ fiduciary duties as a director or executive officer to the Company or its stockholders.

(b) Each Stockholder, on his or its own behalf and on behalf of any Person claiming through or on behalf of such Stockholder (collectively, the “Releasors”), shall, and hereby does, forever, irrevocably, unconditionally and completely waive, acquit, release and discharge, to the fullest extent permitted by applicable Laws (the “Unconditional Release”), Company, Parent and their respective Affiliates, predecessors, successors and past, present and future assigns, Affiliates, agents, representatives, members, partners,  directors, employees, stockholders and insurers (collectively, the “Released Parties”), of and from any and all obligations to indemnify or hold harmless any of the Releasors  against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, in connection with the transactions contemplated by the Merger Agreement or any Support Agreement to the extent arising out of or pertaining to the fact that the Releasor is or was a stockholder of the Company and not arising out of or pertaining to the fact that such Stockholder is or was a director or an officer of the Company or any of its subsidiaries  pursuant to (A) Company’s or its Affiliates’ certificates of incorporation, by-laws or other organizational or governing documents; (B) any indemnification agreement between Company or its Affiliates, on the one hand, and any Releasor, on the other hand; (C) any stockholder, voting, or similar agreement between Company or its Affiliates, on the one hand, and any Releasor, on the other hand; (D) any other agreements or arrangements between Company or its Affiliates, on the one hand, and any Releasor, on the other hand; (E) Section 5.9 of the Merger Agreement; or (F) applicable Laws (collectively, “Released Claims”).  Notwithstanding anything herein to the contrary, this Unconditional Release shall not apply to, and the Stockholders do not waive, release or discharge any Releasor’s rights and benefits, if any, (i) to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition unless and until and to the extent it is finally judicially determined that such expenses were incurred in connection with any Released Claim, and (ii) under any existing insurance policy or under the tail insurance policy or policies purchased for the benefit of the directors and officers of the Company or any of its Subsidiaries as contemplated by Section 5.9 of the Merger Agreement.  In any action, investigation or similar proceeding where a Stockholder is a defendant or a subject in both capacities as a Stockholder and as an officer, director or employee of the Company, such Stockholder shall be entitled to indemnification and expense advancement as if such Stockholder were solely acting in his capacity as an officer or director until such time as it is determined by a final nonappealable order, judgment or settlement by an order or under the auspices of a court of competent jurisdiction, that such Stockholder’s liability (or portion thereof) arose solely out of his, her or its breach of duty as a Stockholder (and, in such event, Stockholder’s rights to indemnification and expense advance shall be limited only to the extent of such Stockholder’s liability for any breach by such Stockholder as a Stockholder).  Each Stockholder hereby irrevocably covenants and agrees to refrain from, directly or indirectly, asserting any Released Claim, or commencing, instituting or causing to be commenced, any proceeding of any kind against any of the Released Parties, based upon, regarding or related to any Released Claim, and such Stockholder further covenants and agrees that this Unconditional Release is a bar to any such Released Claim.  Each Stockholder agrees not to seek contribution from any Released Parties in respect of any payments required to be made by such Stockholder that is a Released Claim.  This Unconditional Release shall terminate and become null and void and of no effect ab initio immediately upon the date and time of any termination of the Merger Agreement.

7. Alternative Transaction Payment.

(a)           In the event that at any time from the date hereof through the date that is 18 months following the date of valid termination of the Merger Agreement, upon or following any of the Company, the Stockholder, or any of their respective Affiliates entering into an Acquisition Transaction, then the Stockholder shall be obligated to tender and pay to Parent, within two Business Days after the closing of such Acquisition Transaction, at the election of Parent, an amount in cash equal to the Profit, if any, received, directly or indirectly, by the Stockholder with respect to the Shares; provided, however, that in no event shall the total payments to Parent pursuant to this Section 7(a) and Section 7(a) of the identical agreements entered into between Parent and other stockholders of the Company exceed $3,000,000.

(b)           In the event that the Company shall declare and pay a stock or extraordinary dividend or other distribution, or effect a stock split, reverse stock split, reclassification, reorganization, recapitalization, combination or other like change with respect to the shares of Class A Common Stock, the calculations set forth in this Article 7 and the definitions referenced herein shall be adjusted to reflect fully such dividend, distribution, stock split, reverse stock split, reclassification, reorganization, recapitalization or combination (including any residual interest in the Company or any successor, whether represented by the shares of common stock of the Company or other securities of the Company or any successor to the extent that the Company has engaged in a spin-off, recapitalization or similar transaction) and shall be considered in determining the Profit as provided in this Article 7.

8. Representations and Warranties of Stockholder.  Stockholder hereby represents and warrants to Parent as follows:

(a) (i) Stockholder is the beneficial or record owner of the shares of capital stock of the Company indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects, or encumbrances; and (ii) Stockholder does not beneficially own any securities of the Company other than the shares of Class A Common Stock set forth on the signature page of this Agreement.

(b) As of the date hereof and for so long as this Agreement remains in effect (including as of the date of the Company Stockholders’ Meeting, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except as otherwise provided in this Agreement, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, or the “blue sky” Laws of the various states of the United States, and any restrictions contained in the organizational documents of the Company, Stockholder has full power and authority to (i) make, enter into, and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4; and (ii) vote all of the Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity (including any Governmental Entity).  Without limiting the generality of the foregoing, Stockholder has not entered into any voting agreement (other than this Agreement) with any Person with respect to any of the Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust, or entered into any arrangement or agreement with any Person limiting or affecting Stockholder’s legal power, authority, or right to vote the Shares on any matter.

(c) This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  The execution and delivery of this Agreement and the performance by Stockholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any Contract to or by which Stockholder is a party or bound, or any Order or Law to which Stockholder (or any of Stockholder’s assets) is subject or bound, except for any such breach, violation, conflict, or default which, individually or in the aggregate, would not impair or adversely affect Stockholder’s ability to perform Stockholder’s obligations under this Agreement or render inaccurate any of the representations made herein.

(d) Except as otherwise disclosed to Parent in the Merger Agreement, no investment banker, broker, finder, or other intermediary is entitled to a fee or commission from Parent, Merger Sub, or the Company in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of Stockholder.

(e) Stockholder understands and acknowledges that Parent, Merger Sub and Merger Sub 2 are entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

9. Termination.  This Agreement shall terminate and be of no further force or effect whatsoever as of the earlier of (a) the mutual written agreement of the parties hereto to terminate this Agreement, (b) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms of Section 7 thereof, (c) the Effective Time, and (d) an amendment of the Merger Agreement that (A) decreases the absolute amount or changes the form of the Stock Merger Consideration or (B) imposes any material restrictions on or additional conditions on the payment of the Stock Merger Consideration to Stockholder; provided, however, that (i) this Section 9 and Section 10 shall survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve Stockholder from any liability for any inaccuracy in or breach of any representation, warranty, or covenant contained in this Agreement.

10. Miscellaneous Provisions.

(a) Amendments.  No amendment of this Agreement shall be effective against any party unless it shall be in writing and signed by Parent and Stockholder.

(b) Waivers.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or any failure or delay on the part of any party in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, or covenants contained in this Agreement.  The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.  Any waiver by a party of any provision of this Agreement shall be valid only if set forth in a written instrument signed on behalf of such party.

(c) Entire Agreement.  This Agreement constitutes the entire agreement between the parties to this Agreement and supersedes all other prior agreements, arrangements, and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(d) Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of any laws or legal principles that might otherwise govern under applicable principles of conflicts of law thereof.

(e) Consent to Exclusive Jurisdiction; Venue; Service of Process.  In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties:  (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of  the State of Delaware or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 10(e), (iii) waives any objection to laying venue in any such action or proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (v) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 10(n) of this Agreement.

(f) WAIVER OF JURY TRIAL.  EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(g) Attorneys’ Fees.  In any action at law or suit in equity with respect to this Agreement or the rights of any of the parties, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

(h) Assignment and Successors.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including Stockholder’s estate and heirs upon the death of Stockholder, provided that except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests, or obligations of the parties may be assigned or delegated by any of the parties without prior written consent of the other parties except that Parent, without obtaining the consent of any other party, shall be entitled to assign this Agreement or all or any of its rights hereunder.  No assignment by Parent under this Section 10(h) shall relieve Parent of its obligations under this Agreement.  Any assignment in violation of the foregoing shall be void and of no effect.

(i) No Third-Party Rights.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties) any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

(j) Further Assurances.  Stockholder agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements, and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement.  Stockholder hereby agrees that Parent may publish and disclose in the Form S-4 (including all documents and schedules filed with the SEC) such Stockholder’s identity and ownership of Shares and the nature of such Stockholder’s commitments, arrangements, and understandings under this Agreement and may further file this Agreement as an Exhibit to the Form S-4 or in any other filing made by Parent with the SEC relating to the Proposed Transaction.  Stockholder agrees to notify Parent promptly of any additional Class A Common Stock of which Stockholder becomes the record or beneficial owner after the date of this Agreement.

(k) Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(l) Time of Essence.  Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

(m) Specific Performance; Injunctive Relief.  The parties acknowledge that Parent shall be irreparably harmed by, and that there shall be no adequate remedy at law for, a violation of any of the covenants or agreements of Stockholder set forth in this Agreement.  Therefore, Stockholder hereby agrees that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief, or by any other means available to Parent at law or in equity without posting any bond or other undertaking.  Stockholder agrees that Stockholder will not oppose the granting of any injunction, specific performance, or other equitable relief on the basis that Parent has an adequate remedy of law or an injunction, award of specific performance, or other equitable relief is not an appropriate remedy for any reason at law in equity.

(n) Notices.  All notices, consents, requests, claims, and demands under this Agreement shall be in writing and shall be deemed given if (i) delivered to the appropriate address by hand or overnight courier (providing proof of delivery), or (ii) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (i), in each case to the parties at the following address, facsimile, or e-mail address (or at such other address, facsimile, or e-mail address for a party as shall be specified by like notice):  (i) if to Parent, to the address, e-mail address, or facsimile provided in the Merger Agreement, including to the persons designated therein to receive copies; and (ii) if to Stockholder, to Stockholder’s address, e-mail address, or facsimile shown below Stockholder’s signature on the last page hereof.

(o) Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties.

(p) Headings.  The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

(q) Construction.  In this Agreement, unless a clear contrary intention appears, (i) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (iii) “or” is used in the inclusive sense of “and/or”; and (iv) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding.”

(r) Legal Representation.  This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

PARENT: MATTHEWS INTERNATIONAL CORPORATION By: /s/ Joseph C. Bartolacci Name: Joseph C. Bartolacci Title: President and Chief Executive Officer	STOCKHOLDER: By: /s/ Clarence W. Schawk Clarence W. Schawk as trustee of the Clarence W. Schawk 1998 Trust:
Address:
Telephone: (___) _____-________ Facsimile: (___) _____-________ E-mail Address:___________________
with copy to:
Vedder Price P.C. 222 North LaSalle Street, Suite 2600 Chicago, IL 60601 Attention: John T. McEnroe Telephone: (312) 609-7885 Facsimile: (312) 609-5005 E-mail Address: jmcenroe@vedderprice.com
Shares Beneficially Owned by Stockholder: 762,230 shares of Class A Common Stock

SCHEDULE

The following stockholders of Schawk, Inc. have also executed voting and support agreements with Matthews International Corporation. Each such agreement is in all respects identical with the voting and support agreement filed herewith except that the signature page thereto contains the number of shares of Class A Common Stock of Schawk, Inc. beneficially owned by the stockholder as set forth in the table below:

Stockholder	Shares Beneficially Owned
Clarence W. Schawk, as co-trustee of the Clarence W. and Marilyn G. Schawk Family Foundation Marilyn G. Schawk, as co-trustee of the Clarence W. and Marilyn G. Schawk Family Foundation	299,420
Marilyn G. Schawk, as trustee of the Marilyn G. Schawk 1998 Trust	1,536,501
Marilyn G. Schawk, as trustee of the Clarence W. Schawk 2013 GRAT	1,300,000
Marilyn G. Schawk, as trustee of the David A. Schawk Trust u/a Schawk Descendants Trust	870,885
Marilyn G. Schawk, as trustee of the Judith Lynn Schawk Gallo Trust u/a Schawk Descendants Trust	870,885
Marilyn G. Schawk, as trustee of the Cathy Ann Schawk Trust u/a Schawk Descendants Trust	870,885
Marilyn G. Schawk, as trustee of the Lisa B. Sterns Trust u/a Schawk Descendants Trust	870,885
David A. Schawk	92,947
David A. Schawk, as trustee of the David A. Schawk 1998 Trust	738,695
David A. Schawk, as trustee of the David and Teryl Schawk Family Foundation	88,800
Teryl A. Schawk, as trustee of the Teryl Alyson Schawk 1998 Trust	190,935
Teryl A. Schawk, as trustee of the Kara Elizabeth Schawk Trust u/a David A. Schawk 2008 Family Trust	83,433
Teryl A. Schawk, as trustee of the Colleen Teryl Schawk Trust u/a David A. Schawk 2008 Family Trust	83,432
Teryl A. Schawk, as trustee of the Kelly Schawk Douglass Trust u/a David A. Schawk 2008 Family Trust	83,432
Kelly Schawk Douglass, as trustee of the O'Dempsey 2013 Gift Trust	959
Kelly Schawk Douglass, as trustee of the Kelly Schawk Douglass 2004 Trust	5,515
Kelly Schawk Douglass, as trustee of the Kelly Lynn Schawk Trust u/a David A. Schawk 1988 Family Trust	403,676
Kelly Schawk Douglass, as trustee of the Colleen Teryl Schawk Trust u/a David A. Schawk 1988 Family Trust	419,907
Kelly Schawk Douglass, as trustee of the Trevor Barlo Trust u/a Addison Teryl Barlo 2011 Trust	4,165
Kelly Schawk Douglass, as trustee of the Addison Teryl Barlo Trust u/a Addison Teryl Barlo 2011 Trust	4,165
Paul Douglass, as trustee of the Ava Lynn Douglass Gift Trust	11,072
Paul Douglass, as trustee of the Tyler David Douglass Gift Trust	6,592
Kara Schawk O'Dempsey	28,073
Kara Schawk O'Dempsey, as trustee of the Kelly Schawk Douglass 2011 Gift Trust and the Ava Lynn Douglass Trust and the Tyler David Douglass Trust created thereunder	17,414
Lisa B. Stearns, as co-trustee of the Stearns 2006 Revocable Trust Scott Stearns, as co-trustee of the Stearns 2006 Revocable Trust	879,663
Lisa B. Stearns, as trustee of the Kara Elizabeth Schawk Trust u/a David A. Schawk 1988 Family Trust	419,858
Scott Stearns, as trustee of the Exempt Family Trust u/a Lisa B. Stearns 2012 Descendants Trust	306,442
A. Alex Sarkisian, as trustee of the Mallory A. Stearns Trust u/a Lisa Beth Schawk Stearns 1991 Family Trust	348,817
A. Alex Sarkisian, as custodian for Mallory A. Stearns under the Illinois Uniform Transfers to Minors Act	68,693
A. Alex Sarkisian, as trustee of the William D. Stearns Trust u/a Lisa Beth Schawk Stearns 1991 Family Trust	407,392
A. Alex Sarkisian, as trustee of the Sarah 2006 Trust	160,618
A. Alex Sarkisian, as custodian for Sarah Stearns under the Illinois Uniform Transfers to Minors Act	50,599
A. Alex Sarkisian, as trustee of the Jessica Lynn Gallo Trust u/a Judith Lynn Gallo 1991 Family Trust	678,732
Jessica Gallo	106,083
Judith Lynn Schawk Gallo, as trustee of the Judy Schawk Gallo 2014 GRAT	1,210,315
Cathy Ann Schawk, as trustee of the Cathy Ann Schawk 2005 Trust	1,801,210
William D. Stearns	68,693
Colleen Teryl Barlo	20,702